UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2019

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ZBRA	NASDAQ

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

(a)	Zebra Technologies Corporation held its Annual Meeting of Stockholders on May 16, 2019.

(b)	Zebra Technologies Corporation’s stockholders voted on the proposals listed below. For each of Proposals 1 and 2, the Broker Non-Votes totaled 4,579,061.

1.	Proposal 1. Election of Two Directors.

For the election of the following persons as Class II Directors to the Board of Directors of Zebra Technologies Corporation to hold office for a three-year term expiring at the 2022 Annual Meeting or until their respective successors are duly elected and qualified:

Directors	For	Authority Withheld
Frank B. Modruson	42,316,771	293,823
Michael A. Smith	35,946,176	6,664,418

2.	Proposal 2. Advisory vote to approve the compensation of Named Executive Officers

Advisory vote to approve the following resolution: “Resolved, that the compensation of the named executive officers of Zebra Technologies Corporation, as disclosed pursuant to Item 402 of Regulation S-K, as described in and including the Executive Summary – Compensation Discussion and Analysis, Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is approved by the stockholders of Zebra.”

For	Against	Abstain
41,365,657	1,191,247	53,690

3.	Proposal 3. Ratification of Appointment of Independent Auditors

To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of Zebra Technologies Corporation’s financial statements for the year ending December 31, 2019.

For	Against	Abstain
46,694,029	466,146	29,480

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 20, 2019	By:	/s/ Cristen Kogl
Cristen Kogl
SVP, General Counsel and Corporate Secretary